                                                                   EXHIBIT 10.63

                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement") is dated as of this 1st day of January,  2004,  and is between  Home  Properties  of New York,  L.P.,  a limited  partnership  formed  under  the  laws of the  State  of New  York  (the
"Operating Partnership"), Home Properties Management, Inc., a corporation formed under  the laws of the State of  Maryland  ("HPMI")  and Home  Leasing,  LLC,  a
limited  liability  company  formed under the laws of the State of New York (the
"Purchaser").

                                   WITNESSETH:

     WHEREAS, the Purchaser desires to purchase tangible and intangible property used in conjunction with its real estate business in exchange for cash; and

     WHEREAS, the Operating Partnership desires to sell such assets;

     NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                  CONTRIBUTION

     1.1  Agreement to  Purchase.  Subject to the terms and  conditions  of this
Agreement,  the  Purchaser  shall  purchase the assets  identified  on Exhibit A hereto (the  "Assets")  from the Operating  Partnership on the "Closing Date" as defined in Section 6.2 hereof.

     1.2   Consideration.   Upon  the  sale  of  the  Assets  by  the  Operating
Partnership, the Purchaser shall pay to the Operating Partnership:

          (a)  $14,456 in cash as  consideration  for the personal  property set forth on Schedule 1 to Exhibit A (the "Personal Property");

          (b)  $67,500 in cash as consideration  for the remainder of the Assets as set forth on Exhibit  A,  except  for the  Midtown  Management
               Agreement (as defined in Section 1.4(g)); and

          (c)  On a monthly  basis,  commencing  in February  2004,  twenty-four percent  (24%) of the  aggregate  of the  Management  Fee and the
               Parking  Management  Fee (as  defined in the  Midtown  Management
               Agreement)  received  by the  Purchaser  pursuant  to the Midtown
               Management  Agreement (as it may be  subsequently  amended) to be paid on a  monthly  basis  for so long as the  Purchaser  manages
               Midtown Plaza pursuant to the Midtown Management Agreement (as it may be subsequently amended) but not extending beyond the payment due in January 2007,  which would relate to fees received for the month of December  2006.  Payments shall be made in arrears as is the case with the Management  Fee and the Parking  Management Fee payable pursuant to the Midtown Management Agreement and shall be paid  by  the  Purchaser  to  the  Operating  Partnership  by the
               fifteenth day of each month  commencing in February  2004, but in no event no sooner than five  business  days after receipt by the
               Purchaser of the  Management  Fee and the Parking  Management Fee
               for the  applicable  month  pursuant  to the  Midtown  Management
               Agreement.  The initial  monthly amount that is anticipated to be paid by the  Purchaser to the Operating  Partnership  pursuant to this  subparagraph  (c) is expected to be $4,600 based on current gross  receipts for  Management  Fee and Parking  Management  Fee under the Midtown Management Agreement of $232,000 per year. With the monthly  payment,  the Purchaser  shall provide the Operating
               Partnership  with  reasonable  evidence  of  the  amount  of  the
               Management  Fee and Parking  Management Fee paid to the Purchaser under the Midtown Management Agreement for the applicable month.

          1.3  Assumption.  Upon  the  sale  of  the  Assets  by  the  Operating
     Partnership,  the  Purchaser  shall  assume  all  of  the  liabilities  and obligations  associated with the Assets which arise, become due or payable, or to be performed on or after the Closing Date.

          1.4  Management  Agreements.   On  the  Closing  Date,  the  Operating
     Partnership  shall  deliver or shall  cause HPMI to deliver  the  following agreements (the  "Management  Agreements") to Purchaser in the form of such agreements delivered to the Purchaser by the Operating Partnership prior to the Closing Date:

               (a)  Clinton Square Management Agreement Subcontract between Home
                    Leasing  Corporation  and Home Properties  Management,  Inc.
                    dated August 5, 1994;

               (b)  Park Ridge Physicians' Office Building Management  Agreement
                    Subcontract   between  Home  Leasing  Corporation  and  Home
                    Properties Management, Inc. dated August 4, 1994;

               (c)  Piano Works Management  Agreement  Subcontract  between Home
                    Leasing  Corporation  and Home Properties  Management,  Inc.
                    dated August 4, 1994;

               (d)  Southview Commons Management  Agreement  Subcontract between
                    Home Leasing  Corporation  and Home  Properties  Management,
                    Inc. dated August 4, 1994;

               (e)  Gananda   Management    Agreement   between   Home   Leasing
                    Corporation  and  Home  Properties  Management,  Inc.  dated
                    August 4, 1994;

               (f)  Fight Village Management Agreement  Subcontract between Home
                    Leasing  Corporation  and Home  Properties of New York, L.P.
                    dated August 4, 1994;

               (g)  Property Management  Agreement for the management of Midtown
                    Plaza between Midtown  Rochester  Properties,  LLC,  Midtown
                    Parking,  LLC, Home  Properties  Management,  Inc., and Tait
                    Realty Advisors,  LLC dated November 26, 2001 and amended by
                    Addendum to Property Management Agreement dated July 1, 2002
                    (the "Midtown Management Agreement");

               (h)  Old  Brookside  Management  Agreement  between Old Brookside
                    Partnership  and  Home  Properties  Management,  Inc.  dated
                    August 4, 1994;

               (i)  Riverton  oral  month-to-month  Management  Agreement by and between  Conifer  Riverton  Associates  and Home  Properties
                    Management, Inc.;

               (j)  The Park at  Allens  Creek  oral  month-to-month  Management
                    Agreement by and between  Walter  Turek and Home  Properties
                    Management, Inc.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP

     The  Operating  Partnership  represents  and  warrants to the  Purchaser as follows:

     2.1 Organization and Authorization.  The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the  State of New York  and has all the  requisite  power  and  authority  to
execute,   deliver  and  perform  its  obligations  under  this  Agreement;  its execution,  delivery and performance of its obligations  under this Agreement do not result in any  violation  of, or  conflict  with,  any term of its  charter, bylaws,  or other  instrument  to  which  it is  bound or any law or  regulation applicable to it; ad its execution,  delivery and performance of its obligations under this  Agreement have been duly  authorized by all necessary  action on its behalf.

     2.2  Execution;  Enforceability.  The  Operating  Partnership  has duly and validly executed and delivered this Agreement,  and,  assuming due execution and delivery  by the  Purchaser,  this  Agreement  constitutes  a valid and  binding agreement  enforceable against the Operating  Partnership in accordance with its terms,  except to the extent that  enforceability  may be limited by  applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement  of  creditors'  rights  generally  as at the time in effect  and by general  principles  of equity,  regardless  of whether such  enforceability  is considered in a proceeding in equity or at law.

     2.3  Title.  Except  as  described  on  Exhibit  A  hereto,  the  Operating
Partnership  and/or  HPMI has good title with  respect to the  Assets,  free and clear of all security interests, liens, claims, charges or other encumbrances of any nature whatsoever.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Contributor as follows:

     3.1 Organization and Authorization.  It is a limited liability company duly organized,  validly existing and in good standing under the laws of the State of
New York. It has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2 Authority  Relative to this Agreement.  It has full power and authority
to  execute,   deliver  and  perform  this   Agreement  and  to  consummate  the
transactions  contemplated hereby. All actions necessary to be taken by it or on its behalf to execute,  deliver and perform this  Agreement and  consummate  the transactions  contemplated  hereby  have  been  duly  and  validly  taken.  This
Agreement has been duly and validly executed and delivered by it, and,  assuming due execution and delivery by the Operating Partnership, constitutes a valid and binding agreement enforceable against it in accordance with its terms, except to the  extent  that  enforceability  may  be  limited  by  applicable  bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of  creditors'  rights  generally  as at the  time  in  effect  and  by  general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     3.3 Consents and Approvals; No Violation.  Neither the execution,  delivery and  performance  of this  Agreement nor the  consummation  of the  transactions contemplated  hereby:  (a)  conflict  with or will  result in any  breach of any provision of its Operating Agreement or Articles or Organization; (b) require it to obtain any consent,  approval,  authorization or permit from, or file with or notify,  any governmental or regulatory  authority,  except where the failure to obtain such consent,  approval,  authorization or permit, or to make such filing or  notification,  would not have a  material  adverse  effect on its  business, assets,  financial condition or results of operation; (c) constitute a breach or will result in default  under any of the terms,  conditions or provisions of any
note,  bond,  mortgage,   indenture,   license,  contract,  agreement  or  other
instrument  or  obligation  of any kind to which it is a party or by which it is bound;  or (d) violate  any order,  writ,  injunction,  judgment,  decree,  law, statute,  rule,  regulation or governmental  permit or license applicable to it, which  violation would have a material  adverse effect on its business,  assets, financial condition or results of operation.

     3.4 No Other Representations or Warranties.  Except for the representations
and  warranties   contained  in  this  Article  III,  the  Purchaser   makes  no
representations or warranties to the Operating Partnership, express or implied.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

     4.1  Further  Assurances.  Subject  to the  terms  and  conditions  of this
Agreement,  each of the parties hereto will use all reasonable  efforts to take, or cause to be taken,  all actions,  and to do, or cause to be done,  all things necessary under  applicable laws and regulations to consummate the  transactions contemplated  by this  Agreement,  including,  but not  limited  to,  taking any actions  necessary to cause the  conditions  in Article V to be  satisfied.  The
Operating  Partnership  shall  execute  and  deliver  any  documents  reasonably requested by the  Purchaser  after the closing of this  transaction  to properly document the transactions  contemplated hereby and to effectively transfer title of the Assets to the Purchaser.

     4.2 Representations  and Warranties.  Each of the parties hereto shall give written  notice to the other  party  promptly  upon the  occurrence  of, or upon becoming  aware of,  either  (a) the  occurrence  of any event  which  makes any representation or warranty  contained in this Agreement not true in any material respect; or (b) any material and adverse development in the condition (financial or otherwise) or operations of such party.

                                    ARTICLE V

                              CONDITIONS OF CLOSING

     5.1 Mandatory Conditions.  The Operating  Partnership's and the Purchaser's
obligations to close under this Agreement shall be expressly contingent upon the satisfaction of the following contingencies:

          (a)  Proceedings.  No action or proceeding  shall have been instituted or threatened  before any court or governmental  body to restrain or prohibit, or to obtain substantial damages as a result of, the consummation of the transactions  contemplated by this Agreement;
               and

          (b)  Approvals.  All third party approvals required in order to effect
               the   transaction   contemplated   herein   (the   "Third   Party
               Approvals"). shall have been obtained.

     5.2  Conditions  to  Operating  Partnership's  Obligations.  The  Operating
Partnership's  obligation  to close  under  this  Agreement  shall be  expressly contingent upon the satisfaction of the following contingencies:

          (a)  Representations   and   Warranties.   The   representations   and
               warranties of the Purchaser set forth in this Agreement  shall be true and correct in all material respects as of the Closing Date;

          (b)  Covenants.  The  Purchaser  has complied in al material  respects with the  covenants  made by it in this  Agreement to be complied with by it from the date hereof through the Closing Date;

          (c)  Certificate  of  Purchaser.  The  Purchaser  has delivered to the
               Operating  Partnership  a  certificate  duly  executed  as of the
               Closing  Date by the  managing  members of the  Purchaser  to the effect  that the  requirements  in Section  5.2(a) and (b) hereof have been satisfied; and

          (d)  Assumption   Agreement.   The  Purchaser  has  delivered  to  the
               Operating   Partnership  a  counterpart   of  an  Assignment  and
               Assumption  Agreement in a form  reasonably  satisfactory  to the
               Operating  Partnership  which  obligates the Purchaser to satisfy the  obligations  and  liabilities to be assumed by the Purchaser pursuant  to  this  Agreement  (the  "Assignment  and  Assumption
               Agreement").

     5.3 Conditions to Purchaser's  Obligations.  The Purchaser's  obligation to close under this Agreement shall be expressly  contingent upon the  satisfaction of the following contingencies:

          (a)  Representations   and   Warranties.   The   representations   and
               warranties  of  the  Operating  Partnership  set  forth  in  this
               Agreement  shall be true and correct in all material  respects as of the Closing Date;

          (b)  Covenants. The Operating Partnership has complied in all material respects with the covenants made by the Operating  Partnership in this  Agreement to be complied with from the date hereof  through the Closing Date; and

          (c)  Certificate of Operating  Partnership.  The Operating Partnership
               has delivered to the Purchaser and certificate,  duly executed as of the  Closing  Date,  to the effect  that the  requirements  in
               Section 5.3 (a) and (b) hereof have been satisfied.

                                   ARTICLE VI

                                     CLOSING

     6.1 Costs.  The Operating  Partnership  and Purchaser  shall cooperate with each other in the effort to obtain the Third Party  Approvals  and shall pay and bear equally the costs associated  therewith.  The Operating  Partnership  shall also pay its own attorneys'  fees and all other costs and expenses in connection with closing this  transaction as are customarily paid for by the seller of such property.  The Purchaser  shall pay its own attorneys'  fees and all other costs and expenses in connection with closing this transaction as are customarily paid for by the buyer of such property.

     6.2 Closing Date. The closing shall be effective as of January 1, 2004 (the
"Closing" or "Closing Date").

     6.3 Closing Documents.

          (a)  On the Closing Date, the Operating  Partnership  shall deliver to the Purchaser the following:

               (1)  the Management Agreements;

               (2)  a duly executed Bill of Sale for the Personal Property;

               (3)  a counterpart of the  Assignment  and  Assumption  Agreement duly signed by the Operating Partnership; and

               (4)  such additional  documents as shall be reasonably  requested by the Purchaser.

          (b)  On the Closing Date the Purchaser  shall deliver to the Operating
               Partnership the following:

               (1)  a counterpart of the  Assignment  and  Assumption  Agreement duly signed by the Purchaser; and

               (2)  such additional  documents as shall be reasonably  requested by the Operating Partnership.

                                   ARTICLE VII

                            TERMINATION AND SURVIVAL

     7.1 Termination.  This Agreement may be terminated at any time prior to the
Closing Date on written  notice to the other party hereto by either party to the other party in the event that a  representation  or  warranty  made by the other party is untrue  when made or at any time  prior to the  Closing  Date or in the event that the other party fails to comply with any  covenant  made by it herein prior to the Closing Date.

     7.2 Effect of Termination.  Upon the termination of this Agreement pursuant to Section  7.1,  neither  party  shall have any further  rights or  obligations hereunder,

     7.3  Survival.  The  representations,  warranties  and  covenants set forth herein shall survive the consummation of the  transactions  contemplated by this
Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Amendment.  This Agreement may be amended only by a writing executed by the Operating Partnership and the Purchaser.

     8.2 Waiver of Compliance.  Except as otherwise  provided in this Agreement, any failure of any party to comply with any obligation,  covenant,  agreement or condition  herein may be waived by the party  entitled to the  benefits  thereof only by a written  instrument signed by the party granting such waiver, but such waiver or  failure  to  insist  upon  strict  compliance  with such  obligation, covenant,  agreement or condition  shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.3 Entire Agreement. This Agreement,  including the documents,  schedules, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions  contemplated by  this  Agreement.  There  are  no  restrictions,  promises,  representations, warranties,  covenants or undertakings,  other than those expressly set forth or referred to herein or therein.  This Agreement  supersedes all prior  agreements and understandings between the parties with respect to such transactions.

     8.4  Assignment.  This  Agreement  and all  obligations  and  rights of the parties  hereunder  may not be assigned by either  party,  except the  Operating
Partnership may freely assign its  obligations  under Section 1.4 hereof to Home
Properties Management, Inc., a Maryland corporation.

     8.5  Governing  Law.  This  Agreement  shall be governed by the laws of the
State of New York, without reference to its principles of conflicts of law.

     8.6  Interpretation.  The Article and Section  headings  contained  in this
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or  interpretation of this Agreement.  Article and Section  references which do not otherwise specify, are to the designated Article or Section of this Agreement.

     8.7  Severability.  The  invalidity or  unenforceability  of any particular provision  of this  Agreement  shall be  construed  in all  respects  as if such invalid  or  unenforceable  provision  were  omitted.  All  provisions  of  this
Agreement shall be enforced to the full extent permitted by law,

     IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the date first above written.

                              HOME PROPERTIES OF NEW YORK, L.P.
                              By: Home Properties of New York, Inc.
                              Its:  General Partner

                              By:  /s/ Edward J. Pettinella
                                   ------------------------------------------
                                   Edward Pettinella, Chief Executive Officer

                              HOME LEASING, LLC

                              By:  /s/ Norman Leenhouts
                                   ------------------------------------------
                                      Norman Leenhouts, Co-Chairman

                                     JOINDER

     THE UNDERSIGNED, being an owner of certain of the Assets, has joined in the executed of this  Agreement  in order to  evidence  its  agreement  to sell such
Assets to Purchaser in accordance with the terms hereof,  and otherwise in order to be bound by the provisions hereof.

                              HOME PROPERTIES MANAGEMENT, INC.

                              By:  /s/ Edward J. Petinella
                                   ------------------------------------------
                                   Edward Pettinella, Chief Executive Officer